M3Sixty Funds Trust N-14

Exhibit 99.17(c)

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

SAMPLE BALLOT ONLY

PROXY CARD

PROXY VOTING OPTIONS

1. MAIL your signed and voted proxy back in the postage paid envelope provided

2. ONLINE at proxyonline.com using your proxy control number found below

3. By PHONE when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line

4. By PHONE with a live operator when you call toll-free 1-888-644-5854 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER SAMPLE BALLOT

Cognios Market Neutral Large Cap Fund

A series of ALPS Series Trust

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2018

The undersigned, revoking all Proxies heretofore given, hereby appoints Jeremy O. May, Kimberly R. Storms, and Richard C. Noyes as Proxy of the undersigned, with full power of substitution to each, to vote on behalf of the undersigned all shares of Cognios Market Neutral Large Cap Fund, a portfolio series of the ALPS Series Trust (the “Trust”), that the undersigned is entitled to vote at the meeting of shareholders, and at any adjournment(s) thereof, to be held at 10:00 a.m., Eastern Time, on May 4, 2018, at the offices of ALPS Fund Services, Inc. at 1290 Broadway, Suite 1100, Denver, Colorado, 80203, as fully as the undersigned would be entitled to vote if personally present.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-888-644-5854. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on May 4, 2018. The proxy statement for this meeting is available at: proxyonline.com/docs/Cognios.pdf

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

COGNIOS MARKET NEUTRAL LARGE CAP FUND

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. Please sign your name exactly as it appears on this card. If you are a joint owner, any one of you may sign. When signing as executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer’s office. If you are a partner, sign in the partnership name.

PROXY CARD

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the proposal. In his or her discretion, the Proxy is authorized to vote upon such other matters as may properly come before the meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

		FOR	AGAINST	ABSTAIN

1.	To approve the Agreement and Plan of Reorganization (the “Plan”) by and among ALPS Series Trust (“AST”), on behalf of its series, Cognios Market Neutral Large Cap Fund (the “Existing Fund”), M3Sixty Funds Trust, on behalf of its series, Cognios Market Neutral Large Cap Fund (the “New Fund”), and Cognios Capital, LLC (the “Adviser”). Under the Plan, the Existing Fund will transfer that portion of its assets attributable to each class of its shares (in aggregate, all of its assets) to the New Fund in exchange for shares of each corresponding class of the New Fund and the assumption by the New Fund of all of the liabilities of the Existing Fund. Shares of the New Fund will be distributed proportionately to shareholders of the relevant class of the Existing Fund (the “Reorganization”).	○	○	○

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]